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                                                                    Exhibit 10.2

                               APOLLO GROUP, INC.

                 SECOND AMENDED AND RESTATED DIRECTOR STOCK PLAN

                                    ARTICLE 1

                       ESTABLISHMENT, PURPOSE AND DURATION

      1.1 Establishment of the Plan. Apollo Group, Inc., an Arizona corporation, hereby establishes the "Apollo Group, Inc. Director Stock Plan" (the "Plan") for the benefit of its Nonemployee Directors. The Plan sets forth the terms of initial and annual grants of Stock Options to Nonemployee Directors, and such grants are subject to the terms and provisions in this Plan.

      1.2 Purpose of the Plan. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

      1.3 Effective Date. The Plan is effective as of August 5, 1994 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Arizona General Corporation Law and the Company's Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

      1.4 Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 or Section 9.4. However, no Award may be granted under the Plan after the tenth anniversary date of the Effective Date of the Plan.

                                    ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

      2.1 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

            (a) "Award" means a grant of Nonqualified Stock Options under the Plan.

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            (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

            (c) "Change in Control" means and includes each of the following:

                  (1) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (2) The shareholders of the Company approve any plan or
            proposal for the liquidation or dissolution of the Company; or

                  (3) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" means the committee appointed by the Board to administer the Plan.

            (f) "Company" means Apollo Group, Inc., an Arizona corporation, or any successor as provided in Section 9.3.

            (g) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3). To the extent permitted pursuant to
      Section 16 of the Exchange Act, Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

            (i) "Fair Market Value" means the closing price for the Shares on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported on The Nasdaq National Market System (or on any national securities exchange on which the Shares are then listed).

            (j) "Grant Date" means September 1, 1994 and each anniversary of that date through September 1, 2003.

            (k) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the

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      Company and is not a director, officer, or employee of any of the
      Company's subsidiaries. Effective for Options granted on or after January 10, 1995, a Non-Employee Director means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company and is not an officer or employee of any of the Company's subsidiaries.

            (l) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6, that is not intended to be an incentive stock option qualifying under Code Section 422.

            (m) "Option" means a Nonqualified Stock Option granted under the Plan.

            (n) "Participant" means a Nonemployee Director of the Company who has been granted an Award under the Plan.

            (o) "Person" shall have the meaning in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

            (p) "Shares" means Apollo Education Group Class A Stock.

      2.2 Gender and Number. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      2.3 Severability. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

                                    ARTICLE 3

                                 ADMINISTRATION

      3.1 The Committee. The Plan will be administered by either the Board of Directors or the Committee appointed by the Board, subject to the restrictions set forth in the Plan. If the Board does not appoint a Committee, any reference herein to the Committee shall be to the Board.

      3.2 Administration by the Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. However, the Committee does not have the power to determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant.

      3.3 Decisions Binding. The Committee's determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

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                                    ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

      4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares available for grant under the Plan shall be 2,132,924 (which number takes into account all stock splits from February 6, 2001 through August 28, 2004 and after the conversion of the University of Phoenix Online stock into the Shares). The Shares issued pursuant to Options exercised under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

      4.2 Lapsed Awards. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again will be available for grant under the Plan.

      4.3 Adjustments in Authorized Shares. In the event a stock dividend is declared upon the Shares, the Shares then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares or shares of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split up, combination of shares, merger or consolidation, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, the Board, in its discretion, shall have the authority to substitute for Shares then subject to each Award the number and class of shares into which each outstanding Share shall be so exchanged, all without any change in the aggregate purchase price for the Shares then subject to each Award.

                                    ARTICLE 5

                          ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

      5.2 Actual Participation. All eligible Nonemployee Directors will receive grants of Options pursuant to Article 6.

                                    ARTICLE 6

                              ANNUAL OPTION GRANTS

      6.1 Initial Grant of Options. Immediately following the Company's initial public offering of the Shares, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 such shares at an exercise price per share that is equal to the initial public offering price. In addition, immediately following the Company's initial public offering of University of Phoenix Online stock, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 shares of University of Phoenix Online stock at an exercise price per share that is equal to the initial public offering price. With

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the exception of Section 6.4 hereof, the specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.3.

      6.1A A One Time Grant of Options. Each individual who, on January 10, 1995, is both a director of the Company and a director of any subsidiary of the Company shall be granted an Option to purchase 20,000 Shares as of January 10, 1995, at an exercise price equal to the Fair Market Value for the Shares on January 10, 1995.

      6.2 Annual Grant of Options. Each individual who is a Nonemployee Director on the relevant Grant Date shall be granted an Option to purchase 20,250 Shares on each September 1 through 2003, subject to the limitation on the number of Shares that may be awarded under this Plan.

      6.3 Option Agreement. Each Option grant will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

      6.4 Option Price. Except as otherwise provided herein, the exercise price per Share under an Option granted pursuant to this Article 6 shall be equal to the Fair Market Value of such Share on the Grant Date ("Option Price").

      6.5 Duration of Options. Each Option granted under this Article 6 shall expire on the tenth (10th) anniversary date of its grant unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

      6.6 Vesting of Shares Subject to Option. Participants shall be entitled to exercise Options granted under this Article 6 at any time within the time period beginning six (6) months and one day after grant of the Option, and ending ten
(10) years after grant of the Option.

      6.7 Payment. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Shares to be exercised, accompanied by full payment for the Shares. The Option Price is payable:

            (a) in cash or its equivalent;

            (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or

            (c) by a combination of (a) and (b).

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

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      6.8 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.9 Termination of Service on Board of Directors Due to Death or Disability. If a Participant's service on the Board is terminated by reason of death or Disability, and a portion of the Participant's Award is not fully vested as of that date, the portion of the Participant's Award that is exercisable and fully vested will remain exercisable. The portion of the Award that is not fully vested is forfeited and returned to the Company (and shall once again be available for grant under the Plan).

      To the extent an Option is exercisable as of the date of death or Disability, it will remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death or Disability, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

      6.10 Termination of Service on Board of Directors for Other Reasons. If the Participant's service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not fully vested as of the date of termination are immediately forfeited to the Company (and shall once again become available for grant under the Plan). To the extent an Option is exercisable as of such date, it will remain exercisable for one (1) year after the date the Participant's service on the Board terminates.

      6.11 Nontransferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                    ARTICLE 7

                                CHANGE IN CONTROL

      7.1 Awards. If a Change of Control occurs, all outstanding Awards shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

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                                    ARTICLE 8

                    AMENDMENT, MODIFICATION, AND TERMINATION

      8.1 Amendment, Modification, and Termination. Subject to the terms set forth in this Section 8.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months.

      8.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 Indemnification. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      9.2 Beneficiary Designation. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

      9.3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the

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existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      9.4 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, at its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

      9.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

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